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                                                            EXHIBIT NO. EX-99.g

                                      CHASE

                            GLOBAL CUSTODY AGREEMENT

         This AGREEMENT is effective March 31, 1998, and is between THE CHASE MANHATTAN BANK ("Bank") and DIMENSIONAL EMERGING MARKET FUND INC. ("Customer").

1.       CUSTOMER ACCOUNTS.

         Bank shall establish and maintain the following accounts ("Accounts") for the Series or class of shares, if applicable ("Series") of Customer listed on Schedule B hereto:

         (a) A custody account in the name of the Series ("Custody Account") for any and all stocks, shares. bonds. debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of Customer ("Securities") on behalf of such Series; and

         (b) A deposit account in the name of the Series ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of the Series, which cash shall not be subject to withdrawal by draft or check.

          Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver securities of the same class in place of those deposited in a Custody Account.

          When instructed by Customer, Bank is authorized to maintain accounts in the name of, and on behalf of, wholly-owned or substantially wholly-owned subsidiaries of Customer or Series (or on behalf of other entities established and wholly-owned by Customer) (collectively "Entities") for the purpose of conducting Customer's investment operations. Customer acknowledges and agrees that the establishment of any such account is contingent upon: (i) the Entity executing such agreements, account opening documentation, powers of attorney and proof of authority (collectively "Documentation") as Bank may require for the establishment of the account; and (ii) the Entity meeting such criteria as Bank may establish from time to time in connection with opening and maintaining such an account. Customer shall cooperate to assure that Bank obtains Documentation from an Entity.

         In addition, upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.       MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

         Unless Instructions specifically require another location acceptable to Bank. and subject to Section 3 as modified by the Investment Company Rider:

         (a) Securities shall be held in the country or other jurisdiction in which the principal trading
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market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as tray be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" which is a bank defined in
Section 2(a)(40) of the Investment Company Act of 1940 ("1940 Act"), as amended, at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term `Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

         If Customer wishes to have any of a Series' Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

         Subject to the provisions of this Section 3 contained in the Investment Company Rider:

         Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements
("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable prior notice by Bank of any amendment to Schedule A. Upon request by Customer, Bank shall identify the name. address and principal place of business of any Subcustodian of a Series' Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.       USE OF SUBCUSTODIAN.

         (a) Any selection of and form of contract with a Subcustodian (it being understood that securities depositories are not Subcustodians) shall be subject to approval by Customer that such selection and contract are consistent with the requirements of Securities and Exchange Commission ("SEC") Rule l-7f-5 under the 1940 .pct. and Bank agrees that such contract shall. among other things. provide that:

                  (i) Bank's customers' assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except for any such institution's right to compensation or reimbursement with regard to the Account's administration;

                  (ii) beneficial ownership of Bank's customers' assets shall be freely transferable without the payment of money or value other than for safe custody or administration.

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                  (iii)    adequate records will be maintained identifying
         Bank's customers' assets as belonging respectively to each such customer:

                  (iv) Bank's customers' independent public accountants will be given reasonable access to those records or confirmation of the contents of such records; and

                  (v) Bank will receive periodic reports with respect to the safekeeping of the assets of each of its customers, including, but not limited to, notification of any transfer to or from each customer's account.

         (b) Bank shall use reasonable efforts to provide Customer with the information described in the "NOTES" to SEC Rule 17f-5, it being understood and agreed that: (1) such information shall largely be obtained from third parties and that to that extent Bank shall not be responsible for the completeness or accuracy of such information; (2) except as provided in (3) hereof, Bank shall not transmit information to Customer where Bank has reasonable grounds to believe (without a duty of inquiry) such information is false or inaccurate, and
(3) Bank shall not transmit information to Customer obtained from audited financial statements of a Subcustodian or an opinion of reputable counsel, where Bank has actual knowledge (without a duty of inquiry) that such information is false or inaccurate. Bank shall use reasonable efforts and shall exercise reasonable care to furnish Customer with prompt advice as to any material change in the information previously furnished to Customer pursuant to this paragraph
(b).

         (c) Bank shall identify the Assets on its books as belonging to the Series of Customer.

         (d) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

         (e) Any assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

         (f) Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as went. the Securities shown on the Subcustodian's account on the books of such securities depository.

         The requirements of this section shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.       DEPOSIT ACCOUNT TRANSACTIONS.

         (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account. Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

         (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other

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amount due,  Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.       CUSTODY ACCOUNT TRANSACTIONS.

         (a) Securities shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information reasonably required by Bank. Settlement and payment for Securities received for, and delivery of Securities out of. the Custody Account tray be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including. without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

         (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale. exchange or purchase of Securities. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Securities are actually received by Bank and reconciled to the Account.

                  (i) Bank tray reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period. determined by Bank in its discretion, after the contractual settlement date for the related transaction: provided that. Bank shall give Customer prior notification of any such reversal.

                  (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof. Bank may reverse the credits and debits of the particular transaction at any time.

7.       ACTIONS OF BANK.

         Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

         (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation. to the extent that Bank or a Subcustodian's Corporate Actions department has notice of such opportunities; it being understood that Bank and its Subcustodians shall use publications generally used by custodians in the relevant market for the purpose of monitoring such payments and that notice shall not be imputed to Bank in respect of any information held by any employee of Bank or a Subcustodian whose duties do not include the foregoing activities.

         (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (c) Exchange interim receipts or temporary Securities for definitive Securities.

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         (d)      Appoint brokers and agents for any transaction involving the
Securities, including, without limitation, Affiliates of Bank or any Subcustodian.

         (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

          Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or other objection to any Bank statement within sixty (60) after its next audit covering any period included in the statement. Customer shall be deemed to have approved such statement; provided that, if such written exception or objection is received by Bank more than 90 days from the statement. advice or notification date. Bank's obligation to Customer in regard to any transactions covered thereby shall be reduced to the extent that Bank's ability to mitigate any damages in connection with any such transaction is compromised.

          Subject to Bank's obligation to exercise reasonable care, all collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.       CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

         (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues. stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"). Bank shall give Customer prompt notice of such Corporate Actions to the extent that Bank's central corporate actions department has notice of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date. Bank shall use reasonable efforts to obtain Instructions from Customer or its Authorized Person as defined in Section 10 hereof. but if Instructions are not received in time for Bank to take timely action. or actual notice of such Corporate Action was received too late to seek Instructions. Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         (b) PROXY VOTING. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy young services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

         (c)      TAX RECLAIMS.


                  (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer which Bank believes may be

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         available  to such  Customer:  it being  understood  that tax reclaims services do not extend to capital gains taxes.

                  (ii) The provision of tax reclaim services by Bank is conditional upon Bank receiving from the beneficial owner of Securities
         (A) a declaration of its identity and place of residence and (B) certain other documentation (PRO FORMA copies of which are available from Bank). Customer acknowledges that. if Bank does not receive such declarations, documentation and information. additional United Kingdom taxation shall be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tar shall be deducted from U.S. source income. Customer shall provide to Bank such documentation and information as it may require in connection with taxation, and warrants that. when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

                  (iii) Except to the extent caused by Bank's own negligence or willful misconduct, Bank shall not be liable to Customer or any third pare for any taxes, fines or penalties payable by Bank on behalf of Customer, and shall be indemnified accordingly, whether these result from: (a) inaccurate completion of documents, provision to Bank or any third party of inaccurate or misleading information or the withholding of material information, in any of the foregoing cases by Customer or a third party on behalf of Customer, (b) as a result of any delay of any revenue authority, or (c) any other matter beyond the control of Bank.

                  (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts and Customer shall be furnished periodic reports on such deductions. In connection with the foregoing. Customer shall, to the extent of any such payment by Bank, be subrogated to, and Bank shall assign and be deemed to have assigned to Customer, all of its rights in, to and against any such revenue or governmental authority in respect of such payment.

                  (v) Bank shall perform tar reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing. at its absolute discretion. supplement or amend the markets in which the tax reclaim services are offered: provided that, Bank shall afford Customer advance notice of any such supplement or amendment where reasonably practicable. Other than as expressly provided in this sub-clause 8(c). Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

                  (vi) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the Securities and/or Cash held for Customer which Bank in good faith concludes is in connection with the tax services contemplated hereby. Bank shall furnish Customer with notice of such requests where the same are, in Bank's reasonable judgement, not made in the ordinary course.

                  (vii) Tax reclaim services may be provided by Bank or. in whole or in part. by one or more third parties appointed by Bank (which may be Affiliates of Bank: provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.

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 9.      NOMINEES.

         Securities which are ordinarily held in registered form may be registered in a nominee name of Bank. Subcustodian or securities depository, as the case may be. Bank may without prior notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of a Series of Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer. Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      AUTHORIZED PERSONS.

         As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank reasonably believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Either Bank or Customer may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

 12.     STANDARD OF CARE; LIABILITIES.

         (a) Bank shall be responsible for the performance of only such duties as are set- forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

                  (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages. to be determined based on the market value of the property which

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         is the subject of the loss at the date of  discovery  of such loss and without reference to any special conditions or circumstances, provided that, if Bank shall fail to discharge this liability Customer may recover its reasonable costs in compelling such compliance, including, but not limited to, reasonable attorneys' fees, but such costs shall only be recoverable where Customer either obtains a determination by a court of appropriate jurisdiction as to Banks liability or Bank, without such determination having been made, pays all or substantially all the amount claimed. Bank shall have no liability whatsoever for any losses or damages which are consequential, special, indirect or speculative (including, but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank.

                  (ii)     (1)   Bank shall not be responsible for any act,
         omission, default or the solvency of any broker or anent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith, provided that, to the extent that Bank or a Subcustodian recovers under an insurance policy or otherwise from an agent in connection with a loss incurred by Customer on account of any negligent act, omission or default by such agent. Bank shall remit the same to Customer (except that where it is a Subcustodian that makes such recovery, only to the extent that Chase receives the same from Subcustodian). In connection with the foregoing. Bank hereby advises Customer that as of the date hereof (but with no obligation to continue such insurance in effect)) Bank's own insurance would, subject to certain deductibles and other conditions. extend to damages arising from the negligent acts of courier's used by Bank itself. (2) To the extent that Customer incurs a loss on account of the willful misconduct or negligent act, omission or default of an anent of Bank or on account of the insolvency of an agent of Bank, and such loss is not otherwise compensable, then to that extent. Customer shall be subrogated to, and Bank shall assign and be deemed to have assigned to Customer, all of its rights, if any, in, to and against such agent with respect to such loss. In the event that Bank receives or is credited with any payment. benefit or value from or on behalf of such agent in respect of rights to which Customer is subrogated as provided herein. Bank shall promptly remit or pay to Customer the same. With respect to agents appointed by a Subcustodian. Bank shall request that such Subcustodian Grant the same or similar rights of subrogation in favor of Lender as are described in the preceding sentence where Customer incurs the same type of loss.

                  (iii)    (1)   Customer, as sole owner of the Assets, shall
         indemnify and hold harmless Bank and its nominees from all taxes, charges, expenses (except its own expenses that are inherent to its duties hereunder), assessments, claims and liabilities, including (without limitation) reasonable attorneys' fees and disbursements (collectively `"Indemnifiable Claims"), arising directly or indirectly
         (a) solely from the fact that securities included in the Assets are registered in the name of Bank or any such nominee or (b) from any action or thing which Bank takes or does or omits to take or do (i) at the request or on the direction of, or in reliance on, the advice of Customer or its legal counsel, (ii) upon Instructions or (iii) within the scope hereof; provided that neither Bank nor any of its nominees shall be indemnified against any Indemnifiable Claim for any expenses incident to such Claim) arising out of Bank's or such nominee's own misfeasance, bad faith, negligence or disregard of its duties set forth herein. In the event of any advance of cash for any purpose made by Bank pursuant to Instructions or as otherwise contemplated hereby. or in the event that Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claim or liabilities in respect of Assets of a Series, except such as may arise from its or its nominee's own negligent action, negligent failure to act, disregard of its duties hereunder or misconduct, any Assets at any time held for the account of such Series shall be security therefor.

                           (2)   Subject to the last sentence of this
                  subparagraph (2). Bank shall not pay or settle any Indemnifiable Claim without the express written consent of Customer. Bank shall notify Customer with reasonable promptness of receipt of notification of an Indemnifiable Claim. Unless Customer notifies Bank within 30 days of receipt of written notice of such Indemnifiable Claim that Customer does not intend to defend such Indemnifiable Claim, Customer shall defend Bank from the same. Except as to any criminal matter (as to which Bank shall control the defense at Customer's reasonable expense). Customer shall have the right to defend any Indemnifiable Claim at its own expense. such defense to be conducted by reputable counsel selected by Customer and acceptable to Bank in its reasonable discretion: provided that, if Customer assumes the defense of such Indemnifiable Claim subject to a reservation of rights as to Customer's obligation to indemnify Bank, then Bank shall be entitled to retain the defense of such Claim. Bank may join in such defense at Bank's expense, but to the extent that it shall so desire Customer shall direct such defense. In no event shall Customer settle any Indemnifiable Claim that is not a Claim for money damages, without Bank's express written consent. If Customer shall fail or refuse to defend, pay or settle any Indemnifiable Claim, Bank, at Customer's expense consistent with the limitation concerning attorney's fees expressed in subparagraph ( l ) hereof, may provide its own defense.

                           (3)   If Customer assumes the defense of any
                  Indemnifiable Claim, Customer shall provide Bank with copies of all documents received by counsel it has engaged with respect to such Indemnifiable Claim promptly upon receipt thereof and with copies of all documents proposed to be delivered by such counsel with respect to such Claim in sufficient time to permit review thereof and comment thereon by Bank prior to the deadline for submission thereof. Customer shall consult with Bank in good faith as to the conduct of such defense and shall give due regard to any comments or suggestions by Bank, it being understood that Customer will not unreasonably withhold its consent to Bank's comments and suggestions with respect to tactical issues (the involvement of Bank's senior management in depositions or the assertion of privilege). If, despite the foregoing, Bank and Customer cannot resolve a disagreement about the conduct of the defense, Bank may assume such defense at its own expense.

                  (iv) Customer on behalf of its Series shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts which were imposed for reasons other than Bank's negligence or willful misconduct.

                  (v) Bank shall be entitled to rely. and may act. upon the advice of counsel (who tray be counsel for Customer) on all matters and shall be without liability, for any action reasonably taken or omitted pursuant to such advice.

                  (vi) Bank need not maintain any insurance for the benefit of Customer, but, unless it notifies Customer to the contrary, shall maintain adequate insurance and fidelity bond coverage for its operations generally.

                  (vii) Without limiting the foregoing. Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2 ) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets, except that with respect to the failure of machines, systems, interruption of communication facilities or abnormal operating conditions on Bank or a Subcustodian's premises or otherwise within the control of Bank or a Subcustodian. Bank shall not be so excused to the extent that such failure was on account of Bank's or the Subcustodian's (as the case may be) negligence (such as a failure to have had routine maintenance performed or to have selected equipment reasonably suitable for the purposes contemplated hereby given, in the case of Subcustodians, local market practices with respect to such matters) or willful misconduct.

                  (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

                  (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions:

                  (ii) supervise or make recommendations with respect to investments or the retention of Securities:

                  (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof:

                  (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant hereto: and

                  (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

         (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.      FEES AND EXPENSES.

         Customer on behalf of the Series shall pay Bank for its services to the Series hereunder the fees set forth in Schedule C hereto or such other amounts as shall be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees incurred on behalf of Customer. Bank shall have a lien on and is authorized to charge any Accounts of the Series of Customer for any amount owing to Bank by such Series under any provision hereof.

14.      MISCELLANEOUS.

         (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of Bank, its subsidiary, Affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) CERTIFICATION OF RESIDENCY, ETC. Customer certifies that it is a resident of the United States and shall notify, Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) ACCESS TO RECORDS. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. All such materials shall, to the extent applicable, be maintained and preserved in conformity with the 1940 Act and the rules and regulations thereunder, including without limitation, SEC Rules 3la-1 and 31a-2, and shall be open to inspection and audit at reasonable times by officers and auditors employed by Customer and by employees of the SEC. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records. Subject to restrictions under applicable law. Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records. At the request of Customer, Bank shall deliver to Customer a written report prepared by Bank's independent certified public accountants with respect to the services provided by Bank hereunder, including, without limitation, Bank's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash. securities and other assets deposited and/or maintained with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Customer and as may reasonably be obtained by Bank. At Customer's reasonable request in connection with Customer's compliance with SEC Rule l7f-5 under the 1940 Act. Bank shall request from any Subcustodian holding Customer assets a similar report with respect to the practices of such Subcustodian, it being understood that Bard; may not in any given case be successful in obtaining such a report and chat Bank shall have no liability in any such event.

         (d) GOVERNING LAW; SUCCESSORS AND ASSIGNS, CAPTIONS THIS AGREEMENT SHALL BE

GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

         (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

         ___      Employee Benefit Plan or other assets subject to the Employee
Retirement Income Security Act of 1974 as amended ("ERISA");

         _X_      Investment Company assets subject to certain U.S. Securities and Exchange Commission rules and regulations;

         ___      Neither of the above.


         This Agreement consists exclusively of this document together with
Schedules A, B and C Exhibits I -    and the following Riders) [Check applicable
rider(s)]:

         ___      ERISA

         _X_      INVESTMENT COMPANY

         _X_      PROXY VOTING

         _X_      SPECIAL TERMS AND CONDITIONS


         There are no other provisions hereof and this Agreement supersedes any other agreements. whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

         (f) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity. legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (g) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver. nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof. or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder. (B) this Agreement constitutes its legal, valid and binding obligation; enforceable in accordance with its terms: and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

         (i) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank:
The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245,
Attention: Global Investor Services, Investment Management Group; and (b)
Customer: Dimensional Emerging Market Fund Inc., 1299 Ocean Avenue (Suite 1100) Santa Monica, CA 90401, or telefacsimile: (310) 395-6140

         (j) TERMINATION. This Agreement may be terminated by Customer or Bank by giving ninety (90) days written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank. Customer shall, within ninety (90) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified. after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank. Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

         (k) IMPUTATION OF CERTAIN INFORMATION. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                                 DIMENSIONAL  EMERGING  MARKET FUND INC.
                                 on behalf of the Series listed on schedule B


                                 By:  Michael T. Scardina
                                      ----------------------
                                 Title: Chief Financial Officer
                                 Date: 4/2/98



                                 THE CHASE MANHATTAN BANK


                                 By:  Lori E. Goodian
                                      ------------------------------
                                 Title: Vice President
                                 Date: 4/7/98

              Investment Company Rider to Global Custody Agreement

                      Between The Chase Manhattan Bank and

                      DIMENSIONAL EMERGING MARKET FUND INC.

                            effective March 31, 1998



         1.       Add a new Section 15 to the Agreement as follows:

         15.      COMPLIANCE WITH SEC RULE 17f-5.

         (a) Customer's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Bank, and Bank hereby accepts the delegation to it, of the obligation to perform as Customer's "Foreign Custody Manager" as that term is defined in SEC rule l7f-5(a)(2)), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1)), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Assets and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f5(c)(2)).

         (b) In connection with the foregoing, Bank shall:

         (i) provide written reports notifying Customer's Board of the placement of Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of assets with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with Eligible Foreign Custodians);

         (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Assets would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a securities depository or clearing agency, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for Assets based on the standards applicable to custodians in the relevant market. In making this determination, Bank shall consider the provisions of Rule 17f-5(c)(2) and such contract shall, among other things, provide that:
         (i) Bank's customers' (it being understood that the phrase "Bank's customers" as used throughout this subparagraph (iv) shall include Customer) assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except for any such institution's right to compensation or reimbursement with regard to the Account's administration or, in the case of cash deposits, except for liens or tights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws; (ii) beneficial ownership of Bank's customers' assets shall be freely transferable without the payment of money or value other than for safe custody or administration; (iii) adequate records will be maintained identifying Bank's customers' assets as belonging respectively to each such customer or as being held by a third party for the benefit of such customers; (iv) Bank's customers' independent public accountants will be given reasonable access to those records or confirmation of the contents of such records; and (v) Bank will receive periodic reports with respect to the safekeeping of the assets of each of its customers, including, but not limited to, notification of any transfer to or from each customer's account (it being understood that Bank shall furnish like reports to Customer). Such contracts may contain, in lieu of any or all of the provisions stated in clauses (i) through (v) above, such other provisions that Bank determines will provide, in their entirety, the same or a greater level of care and protection for Bank customer assets as the stated provisions in their entirety; and

         (v) have established a system to monitor the continued appropriateness of maintaining Assets with particular Eligible Foreign Custodians and of the governing contractual arrangements.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Assets on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank. It is expressly understood and agreed that Bank shall not perform any of the foregoing functions with respect to any Compulsory Depository. For purposes hereof, a Compulsory Depository shall mean a securities depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories used by Bank as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Customer from time to time.)

         (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

         (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time to time; and (2) its Board has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager. Nothing contained herein shall require Bank to enrage in any monitoring on behalf of Customer that would entail consideration of "Country Risk" except as provided in subsection (e) below. Country Risk shall mean the risks arising from maintaining Assets in each country in which Customer's Assets shall be held hereunder, including but not limited to, risks posed by a country's financial infrastructure, prevailing settlement practices, laws applicable to the safekeeping and recovery of Assets held in custody, and the likelihood of nationalization, currency controls and the like.

         (e) Bank shall provide to Customer such information as is specified in Appendix 1-B hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information. Upon the request of Customer from time to time, Bank shall make one or more representatives available to consult in good faith with such of Customer's representatives as Customer shall designate to review information concerning such Compulsory Depositories as Customer shall request.

         2.       Add the following after the first sentence of Section 3 of the
Agreement:

         At the request of Customer. Bank may, but need not, add to Schedule A an Eligible Foreign Custodian that is either a bank or a non-Compulsory Depository where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity.

         3.       Add the following language to the end of Section 3 of the
Agreement:

         The term Subcustodian as used herein shall mean the following:

         (a) a "U.S. Bank," which shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7); and

         (b) an "Eligible Foreign Custodian," which shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; (iii) a securities depository or clearing agency , incorporated or organized under the laws of a country other than the United States, that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the 1940 Act, (iv) a securities depository or clearing agency organized under the laws of a country other than the United States when acting as a transnational system ("Transnational Depository") for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

         For purposes of clarity, it is agreed that unless otherwise expressly agreed in writing by the parties hereto, as used in Section 12(a)(i) (except the last sentence thereof) and any other section imposing liability on Bank, the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager or any Compulsory Depository.

         D.       Delete Sections 4(a) and (b) of the Agreement.

         E. Insert the following language at the beginning of the second sentence of Section 12(a)(i):

         "Except with respect to those countries as to which the parties may from time to time agree in writing otherwise."

         F.       Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 hereof may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to Customer;

         (i) In connection with the sale and redemption of shares of the capital stock of a Series of Customer and the delivery to, or the crediting to the account of. Bank, its Subcustodian or Customer's transfer agent, such shares to be sold or redeemed;

         (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

         (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

         (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer;

         (o) Upon the termination hereof as set forth in Section l4(j ); and

         (p) In connection with any dividends and distributions paid by a Series.

         G. Add the following in Section 12(a)(vii)(2) after the phrase "a particular country":

         "(although nothing herein is intended to relieve Bank from its failure to perform its obligations to Customer under Section 15 hereof)."

         H.       ADD THE FOLLOWING LANGUAGE TO THE END OF SECTION 14(c):

         "Bank shall furnish Customer, or its duly authorized agent, `confirmation' of any transfers to or from the Account of the Series. Where Securities are held at a securities depository as defined in SEC Rule 17f-4 under the 1940 Act or Federal Reserve Book Entry System. Bank shall also, by book-entry or otherwise, identify as belonging to the Series a quantity of securities in a fungible bulk of securities
         (i) registered in the name of Bank (or its nominee) or (ii) shown on Bank's account on the books of the Subcustodian, the Federal Reserve Book-Entry System (as hereinafter defined) or such securities depository. For purposes of the foregoing sentence, the term: (a) `confirmation' means advice or notice of a transaction; and is not intended to require preparation by Bank of the confirmation required of broker-dealers under the Securities Exchange Act of 1934, (b) Federal Reserve Book-Entry System shall mean the book-entry system as provided in subpart O of Treasury Circular No. 300, 31 C.F.R. 306, Subpart B of 31 C.F.R. Part 350, and the book-entry regulations of Federal agencies substantially in the form of subpart O, (c) securities depository shall mean (1) The Depository Trust Company or any clearing agency registered with the SEC under Section 17(a) of the Securities and Exchange Act of 1934, as amended, which acts as a securities depository, and in which Bank is hereby authorized by Customer to make deposits, and (2) any other entity authorized to act as a depository or clearing agency under the 1940 Act, including pursuant to SEC rule 17f-5 thereunder. Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets. Bank shall promptly provide Customer with any reports obtained by Bank on the system of internal accounting control of the Book-Entry System or a securities depository."

----------------------------------------------------------------------------------------------------------------------
                                               COMPULSORY DEPOSITORIES
                                               AS OF JANUARY 28, 1998
----------------------------------------------------------------------------------------------------------------------
    COUNTRY                         DEPOSITORY                                        INSTRUMENT
----------------------------------------------------------------------------------------------------------------------
ARGENTINA         CAJA DE VALORES                                 Equity, Corporate & Government Debt
----------------------------------------------------------------------------------------------------------------------
AUSTRALIA         AUSTRACLEAR LTD.                                Corporate Debt, Money Market & Semi-Government Debt
----------------------------------------------------------------------------------------------------------------------
                  CHESS                                           Equity
                  (Clearing House Electronic Sub-register
                  System)
----------------------------------------------------------------------------------------------------------------------
                  RITS                                            Government Debt
                  (Reserve Bank Information and Transfer System)
----------------------------------------------------------------------------------------------------------------------
AUSTRIA           OSTERREICHISCHE KONTROIBANK AG                  Equity, Corporate + Government Debt
----------------------------------------------------------------------------------------------------------------------
BELGIUM           CIK                                             Equity + Corporate Debt
                  (Caisse Interprofessionnelle de Depots et de
                  Virements de Titres)
----------------------------------------------------------------------------------------------------------------------
                  BANQUE NATIONALE DE BELGIQUE                    Treasury Bills + Government Debt
----------------------------------------------------------------------------------------------------------------------
BRAZIL            BOVESPA                                         Equity
                  (Bolse de Valores de Sao Paolo)
----------------------------------------------------------------------------------------------------------------------
                  BVRJ                                            Equity
                  (Bolse de Valores de Rio de Janeiro)
----------------------------------------------------------------------------------------------------------------------
BULGARIA          BNB                                             Government Debt
                  (Bulgaria National Bank)
----------------------------------------------------------------------------------------------------------------------
                  CENTRAL DEPOSITORY A.D.                         Equity
----------------------------------------------------------------------------------------------------------------------
CANADA            CDS                                             Equity, Corporate + Government Debt
                  (Canadian Depository for Securities)
----------------------------------------------------------------------------------------------------------------------
CHINA, SHANGHAI   SSCCRC                                          Equity
                  (Shanghai Securities Central Clearing and
                  Registration Corp.)
----------------------------------------------------------------------------------------------------------------------
CHINA, SHENZHEN   SSCC                                            Equity
                  (Shenzhen Securities Registration Co., Ltd.)
----------------------------------------------------------------------------------------------------------------------
COLOMBIA          DCV                                             Government debt issued, guaranteed or administered
                  (Deposito Central de Valores)                   by the central bank
----------------------------------------------------------------------------------------------------------------------
CROATIA           CDA                                             Equity and listed government debt.  (Created in
                  (Central Depository Agency)                     April 1997, the CDA is expected to be operational
                                                                  in the second quarter of 1998.)
----------------------------------------------------------------------------------------------------------------------
                  MINISTRY OF FINANCE REGISTRY & NATIONAL BANK    Short-term debt issued by the Ministry of Finance
                  OF CROATIA REGISTRY                             and the National Bank of Croatia, respectively.
----------------------------------------------------------------------------------------------------------------------
CZECH REPUBLIC    SCP                                             Equity + Long-Term Government Debt
                  (Securities Center)
----------------------------------------------------------------------------------------------------------------------
                  TKD                                             Treasury Bills + Money Market
                  (Trh Krathkododich Dlluhopisu or Short-Term
                  Bond Market)
----------------------------------------------------------------------------------------------------------------------
DENMARK           VP                                              Equity, Corporate + Government Debt
                  (Vaer ipapircentralen)
----------------------------------------------------------------------------------------------------------------------
EGYPT             MISR CLEARING & SEC. DEP.                       Equity
----------------------------------------------------------------------------------------------------------------------
ESTONIA           EVK                                             Equity
                  (Estonian Central Depository for Securities
                  Ltd.)
----------------------------------------------------------------------------------------------------------------------
EUROMARKET        CEDEL & EUROCLEAR                               Euro-Debt
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
FINLAND           CSR                                             Equity + Government Debt
                  (Central State Registry Finland)
----------------------------------------------------------------------------------------------------------------------
                  HELSINKI MONEY MARKET CENTER LTD.               Money Market
----------------------------------------------------------------------------------------------------------------------
FRANCE            SICOVAM                                         Equity + Corporate Debt
                  (Banque de France)
----------------------------------------------------------------------------------------------------------------------
                  SATURNE                                         Government Debt
                  (Banque de France)
----------------------------------------------------------------------------------------------------------------------
GERMANY           DKV                                             Equity, Corporate + Government Debt
                  (Deutscher Kassenverein)
----------------------------------------------------------------------------------------------------------------------
GREECE            APOTHETIRIO TITLON A.E.                         Equity
----------------------------------------------------------------------------------------------------------------------
                  BANK OF GREECE                                  Government Debt
----------------------------------------------------------------------------------------------------------------------
HONG KONG         CCASS                                           Equity
                  (Central Clearing and Settlement System)
----------------------------------------------------------------------------------------------------------------------
                  CMU                                             Corporate + Government Debt
                  (Central Moneymarkets Unit)
----------------------------------------------------------------------------------------------------------------------
HUNGARY           KELER LTD.                                      Equity + Government Debt
----------------------------------------------------------------------------------------------------------------------
INDIA             NSDL                                            Equity + Corporate Debt
                  (National Securities Depository Limited)
----------------------------------------------------------------------------------------------------------------------
INDONESIA         KSEI                                            Equity
----------------------------------------------------------------------------------------------------------------------
IRELAND           CREST                                           Equity
----------------------------------------------------------------------------------------------------------------------
                  GSO                                             Government Debt
                  (Gilt Settlement Office)
----------------------------------------------------------------------------------------------------------------------
ISRAEL            TASE CLEARING HOUSE                             Equity, Corporate + Government Debt
                  (Tel Aviv Stock Exchange Clearing House)
----------------------------------------------------------------------------------------------------------------------
ITALY             MONTE TITOLI                                    Equity + Corporate Debt
----------------------------------------------------------------------------------------------------------------------
                  BANK OF ITALY                                   Government Debt
----------------------------------------------------------------------------------------------------------------------
JAPAN             BANK OF JAPAN                                   Registered Government Debt
----------------------------------------------------------------------------------------------------------------------
LATVIA            LCD                                             Equity + Government Debt
                  (Latvian Central Depository)
----------------------------------------------------------------------------------------------------------------------
LEBANON           MIDCLEAR                                        Equity
                  (Custodian and Clearing Center of Lebanon and
                  the Middle East)
----------------------------------------------------------------------------------------------------------------------
LITHUANIA         CSDL                                            Equity + Government Debt
                  (Central Securities Depository of Lithuania)
----------------------------------------------------------------------------------------------------------------------
LUXEMBOURG        CEDEL                                           Equity
----------------------------------------------------------------------------------------------------------------------
MALAYSIA          MCD                                             Equity
                  (Malaysian Central Depository Snd BNd)
----------------------------------------------------------------------------------------------------------------------
MAURITIUS         CDS                                             Equity
                  (Central Depository System)
----------------------------------------------------------------------------------------------------------------------
MEXICO            INDEVAL                                         Equity, Corporate + Government Debt
                  (Institucion para el Deosito de Valores)
----------------------------------------------------------------------------------------------------------------------
MOROCCO           MAROCLEAR                                       Equity - Corporate Debt
----------------------------------------------------------------------------------------------------------------------
                  BANK AL'MAGHRIB                                 Government Debt
----------------------------------------------------------------------------------------------------------------------
NETHERLANDS       NECIGEF/KAS ASSOCIATE N.V.                      Equity, Crop. + Govt. D
----------------------------------------------------------------------------------------------------------------------
                  DE NEDERLANDSCHE BANK N.V.                      Money Market
----------------------------------------------------------------------------------------------------------------------
                  NIEC                                            Premium Bonds
                  (Nederlands Interpforessioneel
                  Effectencentrum B.V.)
----------------------------------------------------------------------------------------------------------------------
NEW ZEALAND       AUSTRACLEAR NEW ZEALAND                         Equity, Corporate + Government Debt
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NORWAY            VPS                                             Equity, Corporate + Government Debt
                  (Verdipapirsentralen)
----------------------------------------------------------------------------------------------------------------------
OMAN              MSM                                             Equity
                  (Muscat Securities Market)
----------------------------------------------------------------------------------------------------------------------
PAKISTAN          CDC                                             Equity
                  (Central Depository Company of Pakistan, Ltd.)
----------------------------------------------------------------------------------------------------------------------
PERU              CAVALI                                          Equity
                  (Cala e Valores)
----------------------------------------------------------------------------------------------------------------------
PHILIPPINES       PCI                                             Equity
                  (Philippine Central Depository)
----------------------------------------------------------------------------------------------------------------------
POLAND            NDS                                             Equity, Long-Term Government Debt + Vouchers
                  (National Securities Depository)
----------------------------------------------------------------------------------------------------------------------
                  CRT                                             Treasury Bills
                  (Central Registry of Treasury Bills)
----------------------------------------------------------------------------------------------------------------------
PORTUGAL          INTERBOLSA                                      Equity, Corporate + Government Debt
----------------------------------------------------------------------------------------------------------------------
ROMANIA           SNCDD - RASDAQ                                  Equity
                  (National Company for Clearing Settlement and
                  Depository for Securities)
----------------------------------------------------------------------------------------------------------------------
                  BSE                                             Equity
                  (Becharest Stock Exchange Registry)
----------------------------------------------------------------------------------------------------------------------
                  NATIONAL BANK OF ROMANIA                        Treasury Bills
----------------------------------------------------------------------------------------------------------------------
RUSSIA            VRESTORGBANK                                    Ministry of Finance Bonds
----------------------------------------------------------------------------------------------------------------------
SINGAPORE         CDP                                             Equity - Corporate Debt and Malaysian equities
                  (Central Depository Pre. LTd.)                  traded on CLOB
----------------------------------------------------------------------------------------------------------------------
                  MONETARY AUTHORITY OF SINGAPORE                 Government Debt
----------------------------------------------------------------------------------------------------------------------
SLOVAK REPUBLIC   SCP                                             Equity - Government Debt
                  (Stredisko Cennyeh Papiru)
----------------------------------------------------------------------------------------------------------------------
                  NATIONAL BANK OF SLOVAKIA                       Treasury Bills
----------------------------------------------------------------------------------------------------------------------
SO. AFRICA        CD                                              Corporate + Government Debt
                  (Central Depository)
----------------------------------------------------------------------------------------------------------------------
SO. KOREA         KSD                                             Equity, Corporate + Government Debt
----------------------------------------------------------------------------------------------------------------------
SPAIN             SCLV                                            Equity + Corporate Debt
                  (Servicio de Compensacion y Liquidacion de
                  Valores)
----------------------------------------------------------------------------------------------------------------------
                  CBEO                                            Government Debt
                  (Central Book Entry Office)
----------------------------------------------------------------------------------------------------------------------
SIR LANKA         CDS                                             Equity
                  (Central Depository System (Private) Ltd.)
----------------------------------------------------------------------------------------------------------------------
SWEDEN            VPC                                             Equity, Corporate + Government Debt
                  (Vardepappersecentralen AB)
----------------------------------------------------------------------------------------------------------------------
SWITZERLAND       SEGA                                            Equity, Corporate + Government Debt
                  (Schweizerische Effekten-Giro AG)
----------------------------------------------------------------------------------------------------------------------
TAIWAN            TSCD                                            Equity + Government Debt
                  (Taiwan Securities Central Depository Co.,
                  Ltd.)
----------------------------------------------------------------------------------------------------------------------
THAILAND          TSDC                                            Equity, Corporate + Government Debt
                  (Thailand Securities Depository Company, Ltd.)
----------------------------------------------------------------------------------------------------------------------
TUNISIA           STICODEVAM                                      Equity
                  (Societe Tunisianne Interprofessiennelle pour
                  la compensation et le Depot des Valeurs
                  Mobilieres)
----------------------------------------------------------------------------------------------------------------------
                  MINISTRY OF FRANCE                              Government Debt tradable on the stock exchange
                                                                  (BTXBs)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                  CENTRAL BANK OF TUNISIA                         Government Debt not tradable on the stock exchange
                                                                  (BFCs)
----------------------------------------------------------------------------------------------------------------------
TURKEY            TAKAS BANK                                      Equity + Corporate
----------------------------------------------------------------------------------------------------------------------
                  CENTRAL BANK OF TURKEY                          Government Debt
----------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM    CREST                                           Equity - Corporate Debt
                  (Clearing & settlement system)
----------------------------------------------------------------------------------------------------------------------
                  CMO                                             Sterling CDs & CP
                  (Central Money market Office)
----------------------------------------------------------------------------------------------------------------------
                  CGO                                             Gilts
                  (Central Gilts Office)
----------------------------------------------------------------------------------------------------------------------
UNITED STATES     DTC                                             Equity + Corporate Debt
                  (Depository Trust Company)
----------------------------------------------------------------------------------------------------------------------
                  PTC                                             Mortgage Back Debt
                  (Participants Trust Company)
----------------------------------------------------------------------------------------------------------------------
                  FED BOOK-ENTRY                                  Government Debt
----------------------------------------------------------------------------------------------------------------------
ZAMBIA            LUSE                                            Equity - Government Debt
                  (LuSE Central Shares Depository Ltd.)
----------------------------------------------------------------------------------------------------------------------

                           GLOBAL PROXY SERVICE RIDER

                           To Global Custody Agreement

                                     Between

                            THE CHASE MANHATTAN BANK

                                       AND

                      DIMENSIONAL EMERGING MARKET FUND INC.

                              dated March 31, 1998


1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Directions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Securities are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting;
         (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the various Series covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with Section 10 of the Agreement. Proxy Services fees shall be as set forth on Schedule C hereto.

                               DOMESTIC AND GLOBAL

                       SPECIAL TERMS AND CONDITIONS RIDER



DOMESTIC CORPORATE ACTIONS AND PROXIES

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                                   SCHEDULE B

                             LIST OF CUSTOMER SERIES

Currently there is one series of shares for Dimensional Emerging Market Fund
Inc.